EXHIBIT 10.35

Amendment to Loan Agreement

This Amendment to Loan Agreement (the “Amendment”) is made and entered into as of March 2, 2012, between Black Diamond Equipment, Ltd., Black Diamond Retail, Inc., Black Diamond, Inc., formerly known as Clarus Corporation, Everest/Sapphire Acquisition, LLC, and Gregory Mountain Products, LLC (collectively, the “Borrowers”) and Zions First National Bank (“Lender”).

Recitals

1. Lender has previously extended to Borrowers a loan, consisting of a revolving line of credit in the maximum original principal amount of $35,000,000 (as amended from time to time, the “Loan”), governed by that certain Loan Agreement dated May 28, 2010 (the “Loan Agreement”). The Loan is evidenced by that certain First Substitute Promissory Note (Revolving Line of Credit) dated May 28, 2010.

2. Borrowers and Lender desire to modify and amend the Loan Agreement as provided herein.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree and amend and modify the Loan Agreement as follows:

1. Recitals. Borrowers and Lender each hereby acknowledges the accuracy of the Recitals, which are incorporated herein by reference.

2. Definitions. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when used herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

3. Amendments. The Loan Documents are hereby modified and amended as follows:

(a) From and after the date hereof, all references in the Loan Documents to Clarus Corporation, a Delaware corporation, shall be deemed to refer to Black Diamond.

(b) The following definition in Section 1.1 Definitions of the Loan Agreement is deleted and replaced in its entirety as follows:

“EBITDA” means earnings (excluding extraordinary gains and losses realized other than in the ordinary course of business and excluding the sale or writedown of intangible or capital assets) before Interest Expense, Income Tax Expense, depreciation, amortization, and other non-cash charges (including stock-based compensation).

(c) The following definitions are added to Section 1.1 Definitions of the Loan Agreement:

“Adjusted EBITDA” means EBITDA plus Restructuring Expenses, Transaction Expenses, Dry Hole Expenses, and Special Initiative Expenses.

“Black Diamond” means Black Diamond, Inc., a Delaware corporation (formerly known as Clarus Corporation), its successors and, if permitted, assigns.

“Capital Expenditures” means expenditures for fixed or capital assets as determined in accordance with Accounting Standards.

“Distributions” means any payment to any shareholder of Borrowers for dividends, repurchases, redemptions, retirements or reacquisition of capital stock, whether in cash or assets.

“Dry Hole Expenses” means expenses that would otherwise qualify as Transaction Expenses except that the expenses relate to transactions that failed to be executed, not to exceed an aggregate amount of $1,000,000 during any Trailing Twelve Month period.

“Fixed Charge Coverage Ratio” means the ratio, during any applicable Trailing Twelve Month period, of (a) Adjusted EBITDA, minus $1,250,000 for maintenance level Capital Expenditures (regardless of whether actual Capital Expenditures were above or below this number), minus net cash income taxes accrued or paid, minus Distributions, divided by (b) net cash interest accrued or paid, plus scheduled principal payments accrued or paid on Debt (excluding specifically obligations under letters of credit and a final trademark payment due in June 2012).

“Net Worth” means total assets minus total liabilities.

“Special Initiative Expenses” means expenses directly related to strategic business initiatives that (a) are non-recurring, start-up or otherwise qualifying, and (b) have been identified to, discussed with and consented to in advance by Lender, not to exceed an aggregate amount of $2,000,000 over the term of the Loan.

(d) Section 5.14 Financial Covenants of the Loan Agreement is amended and restated in its entirety as follows:

5.14 Financial Covenants

Except as otherwise provided herein, each of the accounting terms used in this Section 5.14 shall have the meanings used in accordance with Accounting Standards. Each of the financial covenants listed below shall be tested on a quarterly basis

a. Minimum Adjusted EBITDA. Borrowers, on a consolidated basis, measured quarterly, shall maintain Trailing Twelve Month Adjusted EBITDA of not less than eight million dollars ($8,000,000.00).

Adjusted EBITDA shall be calculated on a pro forma basis for future Permitted Acquisitions, such calculations to be limited to pro forma statements filed with the Securities Exchange Commission, or if not filed with Securities Exchange Commission, then subject to approval by Lender.

b. Minimum Net Worth. Borrowers will maintain at all times, on a consolidated basis, a Net Worth, measured quarterly, of not less than one hundred fifty million dollars ($150,000,000.00).

c. Minimum Fixed Charge Coverage Ratio. Borrowers will maintain at all times, on a consolidated basis, a minimum Fixed Charge Coverage Ratio, measured quarterly, of not less than 4.0 to 1.0.

d. Asset Coverage. Borrowers shall at all times maintain a positive amount of Asset Coverage. Asset Coverage shall be calculated on a pro forma basis for future Permitted Acquisitions, such calculations limited to pro forma statements filed with the Securities Exchange Commission, or if not filed with Securities Exchange Commission, then subject to approval by Lender.

Asset Coverage means seventy-five percent (75%) of the sum of the net book value of the accounts receivable, inventory and property, plant and equipment, less Total Senior Net Liabilities of Borrowers on a consolidated basis, as reflected on Black Diamond’s consolidated financial statements.

Total Senior Net Liabilities means total liabilities minus the sum of: cash on hand, cash equivalents, marketable securities, Subordinated Debt, and deferred tax liabilities.

4. Conforming Modifications. Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such documents as modified herein. Each of the Loan Documents is modified to be consistent herewith and to provide that it shall be a default or an Event of Default hereunder if Borrowers shall fail to comply with any of the covenants of Borrowers herein or if any representation or warranty by Borrowers herein is materially incomplete, incorrect or misleading as of the date hereof.

5. Borrowers Representations and Warranties. Borrowers hereby affirm and again make the representations and warranties set forth in Section 4 of the Loan Agreement as of the date of this Amendment, except to the extent that any such representations and warranties refer specifically to an earlier date.

6. Borrowers Covenants. Borrowers covenant with Lender as follows:

(a) Borrowers shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

(b) Borrowers hereby fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Borrowers have or in the future may have, whether known or unknown, arising from or relating to the Loan, the Loan Documents, or the actions or omissions of Lender in respect to the Loan or the Loan Documents arising from events, acts or omissions occurring prior to the date hereof.

7. Payment of Expenses and Attorneys Fees. Borrowers shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, and documentation of this Amendment, including, without limitation, all reasonable attorneys fees and legal expenses. Lender is authorized and directed to disburse a sufficient amount of the Loan proceeds to pay these expenses in full.

8. Agreement Remains in Full Force and Effect. The Loan Documents are ratified and affirmed by Borrowers and shall remain in full force and effect as modified herein. Any property rights or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrowers in the Loan Documents.

9. Integrated Agreement; Amendment. This Amendment, together with the Loan Agreement and the Loan Documents, constitutes the entire agreement between Lender and Borrowers concerning the subject matter hereof, and may not be altered or amended except by written agreement signed by Lender. PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWERS ARE NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWERS AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

This Amendment and the Loan Agreement shall be read and interpreted together as one agreement.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

11. Counterpart Execution. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Receipt by Lender of an executed copy of this Amendment by facsimile or electronic mail shall constitute conclusive evidence of execution and delivery by the signatory thereto.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment upon the day and year first indicated above.

Lender:

Zions First National Bank

By:	/s/ Michael R. Brough
Name:	Michael R. Brough
Title:	Senior Vice President

Borrower:

Black Diamond Equipment, Ltd.

By:	/s/ Robert Peay
Name:	Robert Peay
Title:	Chief Financial Officer

Black Diamond Retail, Inc.

By:	/s/ Robert Peay
Name:	Robert Peay
Title:	Chief Financial Officer

Black Diamond, Inc.

By:	/s/ Robert Peay
Name:	Robert Peay
Title:	Chief Financial Officer

Everest/Sapphire Acquisition, LLC

By:	/s/ Robert Peay
Name:	Robert Peay
Title:	Treasurer

Gregory Mountain Products, LLC

By:	/s/ Robert Peay
Name:	Robert Peay
Title:	Treasurer

Each undersigned subordinated creditor hereby (i) acknowledges and consents to the modification of the Loan Documents and all other matters in this Amendment, (ii) reaffirms the subordination agreements and any other agreements executed by the subordinated creditor (collectively, the “Subordination Documents”), (iii) acknowledges that the Subordination Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms, (iv) agrees that all references, if any, in the Subordination Documents to any of the Loan Documents are modified to refer to those documents as modified hereby, and (v) agrees that it has no offset, defense or counterclaim to the enforcement against it of the provisions of the Subordination Documents.

Kanders GMP Holdings, LLC

By:	/s/ Warren B. Kanders
Name:	Warren B. Kanders
Title:	Managing Member

Deborah Schiller 2005 Revocable Trust Dated September 27, 2005

By:	/s/ Deborah Schiller
Name:	Deborah Schiller
Title:	Trustee

Robert R. Schiller Cornerstone Trust Dated September 9, 2010

By:	/s/ Deborah Schiller
Name:	Deborah Schiller
Title:	Trustee